   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 11, 2001
                                                      Registration No. 333-_____
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                -----------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                -----------------
                  UNITED SURGICAL PARTNERS INTERNATIONAL, INC.
             (Exact name of registrant as specified in its charter)
         DELAWARE                                         75-2749762
      (State or other                                  (I.R.S. Employer
      jurisdiction of                                 Identification No.)
     incorporation or
       organization)
                               17103 PRESTON ROAD
                                 SUITE 200 NORTH
                               DALLAS, TEXAS 75248
          (Address of principal executive offices, including zip code)
                              --------------------
    UNITED SURGICAL PARTNERS INTERNATIONAL, INC. STOCK OPTION AND RESTRICTED
                               STOCK PURCHASE PLAN
         UNITED SURGICAL PARTNERS INTERNATIONAL, INC. 2001 EQUITY-BASED
                                COMPENSATION PLAN
              UNITED SURGICAL PARTNERS INTERNATIONAL, INC. EMPLOYEE
                               STOCK PURCHASE PLAN
                            (Full title of the plan)
                                 DONALD E. STEEN
                              CHAIRMAN OF THE BOARD
                           AND CHIEF EXECUTIVE OFFICER
                  UNITED SURGICAL PARTNERS INTERNATIONAL, INC.
                               17103 PRESTON ROAD
                                 SUITE 200 NORTH
                               DALLAS, TEXAS 75248
                                 (972) 713-3500
                          (Name, address and telephone
                               number of agent for
                                service) copy to:
                               JEFFREY A. CHAPMAN
                             VINSON & ELKINS L.L.P.
                          2001 ROSS AVENUE, SUITE 3700
                            DALLAS, TEXAS 75201-2975
                                 (214) 220-7700

                         CALCULATION OF REGISTRATION FEE

======================================================================================================================
                                                               Proposed
                                                           maximum offering         Proposed
       Title of securities             Amount to be        price per share     maximum aggregate        Amount of
        to be registered                registered               (1)           offering price (1)   registration fee
----------------------------------------------------------------------------------------------------------------------
Common Stock, $0.01 par
value per share...............        5,994,564 shares (2)     $21.715            $105,490,572            $26,375
----------------------------------------------------------------------------------------------------------------------

(1) Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(h) under the Securities Act of 1933, using the exercise price with respect to shares subject to stock options that are currently outstanding and using the average of the high and low trading prices of the Registrant's Common Stock reported on the Nasdaq National Market on July 5, 2001 with respect to the remaining shares.

(2) Of the shares being registered hereby, 2,172,399 shares relate to shares issuable pursuant to the United Surgical Partners International, Inc. Stock Option and Restricted Stock Purchase Plan, 3,322,165 shares relate to shares issuable pursuant to the United Surgical Partners International, Inc. 2001 Equity-Based Compensation Plan, and 500,000 shares relate to shares issuable upon exercise of purchase options that may in the future be granted pursuant to the United Surgical Partners International, Inc. Employee Stock Purchase Plan. If, as a result of stock splits, stock dividends or similar transactions, the number of securities purported to be registered on this Registration Statement changes, the provisions of Rule 416 shall apply to this Registration Statement, and this Registration Statement shall be deemed to cover the additional securities resulting from such split, dividend or other transaction.
================================================================================

                                     PART I
              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

         United Surgical Partners International, Inc. (the "Registrant") will send or give to all participants in the United Surgical Partners International, Inc. Stock Option and Restricted Stock Purchase Plan, the United Surgical Partners International, Inc. 2001 Equity-Based Compensation Plan and the United Surgical Partners International, Inc. Employee Stock Purchase Plan the document(s) containing information specified by Part I of this Form S-8 Registration Statement (the "Registration Statement") as specified in Rule 428(b)(1) promulgated by the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933 (the "Securities Act"). The Registrant has not filed such document(s) with the Commission, but such documents (along with the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II hereof) shall constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.    INCORPORATION OF DOCUMENTS BY REFERENCE.

         The Registrant hereby incorporates by reference into this Registration Statement the following documents:

         (a) The Registrant's prospectus filed on June 8, 2001 pursuant to Rule 424(b) promulgated under the Securities Act in connection with the Registrant's Registration Statement No. 333-55442.

         (b) The description of the Registrant's Common Stock, par value $.01 per share, contained in Item 1 of the Registrant's Registration Statement on Form 8-A filed on June 4, 2001 pursuant to Section 12 of the Securities Exchange Act of 1934 (the "Exchange Act").

         (c) The description of the rights to purchase the Registrant's Series A Junior Participating Preferred Stock, par value $.01 per share, contained in
Item 1 of the Registrant's Registration Statement on Form 8-A filed on June 13, 2001, pursuant to Section 12 of the Exchange Act.

         (d) The Registrant's Current Report on Form 8-K filed on June 14,
2001.

         All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold shall also be deemed to be incorporated by reference herein and to be a part hereof from the dates of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 145 of the Delaware General Corporation Law (the "DGCL") provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Section 145 further provides that a corporation similarly may indemnify any such person serving in any such capacity who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorney's fees) actually and reasonably incurred in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or such other court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper.

         The Registrant's Second Amended and Restated Certificate of Incorporation provides for the indemnification of directors to the fullest extent permitted by the DGCL. In addition, as permitted by the DGCL, the Second Amended and Restated Certificate of Incorporation provides that directors of the Registrant shall have no personal liability to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, except (1) for any breach of the director's duty of loyalty to the Registrant or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law, (3) under
Section 174 of the DGCL or (4) for any transaction from which a director derived an improper personal benefit. The effect of these provisions is to eliminate the rights of the Registrant and its stockholders (through stockholders' derivative suits on behalf of the Registrant) to recover monetary damages against a director for breach of fiduciary duty as a director (including breaches resulting from grossly negligent behavior), except in the situations described above.

         The Registrant's Amended and Restated Bylaws provide for the indemnification of all current and former directors and all current or former officers to the fullest extent permitted by the DGCL.

         The Registrant has entered into indemnification agreements with its directors and executive officers and intends to enter into indemnification agreements with any new directors and executive officers in the future. Pursuant to such agreements, the Registrant will, to the extent permitted by applicable law, indemnify such persons against all expenses, including attorneys' fees, judgments, fines and settlement amounts incurred by them in any act or proceeding arising out of their services as a director or officer.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.

        Exhibit
        Number    Description
        -------   -----------
        3.1.1     Second Amended and Restated Certificate of
                  Incorporation of the Registrant (incorporated by
                  reference to Exhibit 3.1.1 to the Registrant's
                  Registration Statement on Form S-1 (File No.
                  333-55442), initially filed with the Commission on
                  February 12, 2001).


                                        -3-

        3.1.2     Certificate of Designation of Series D Redeemable
                  Preferred Stock (incorporated by reference to Exhibit
                  3.1.2 to the Registrant's Registration Statement on
                  Form S-1 (File No. 333-55442), initially filed with
                  the Commission on February 12, 2001).
        3.1.3     Certificate of Designation of Series A Junior
                  Participating Preferred Stock (incorporated by
                  reference to Exhibit 99.2 to the Registrant's Current
                  Report on Form 8-K, filed with the Commission on June
                  14, 2001).
        3.2*      Amended and Restated Bylaws of the Registrant.
        4.1       Form of Common Stock Certificate (incorporated by
                  reference to Exhibit 4.1 to the Registrant's
                  Registration Statement on Form S-1 (File No.
                  333-55442),  initially filed
                  with the Commission on February 12, 2001).
        4.2       Rights Agreement, dated as of June 13, 2001, between
                  the Registrant and First Union National Bank
                  (incorporated by reference to Exhibit 99.1 to the
                  Registrant's Current Report on Form 8-K, filed with
                  the Commission on June 14, 2001).
        4.3       United Surgical Partners International, Inc. Stock Option and
                  Restricted Stock Purchase Plan (incorporated by reference to
                  Exhibit 10.19 to the Registrant's Registration Statement on
                  Form S-1 (File No. 333-55442), initially filed with the
                  Commission on February 12, 2001).
        4.4       United Surgical Partners International, Inc. 2001 Equity-Based
                  Compensation Plan (incorporated by reference to Exhibit 10.20 to the Registrant's Registration Statement on Form S-1 (File
                  No. 333-55442), initially filed with the Commission on
                  February 12, 2001).
        4.5       United Surgical Partners International, Inc. Employee
                  Stock Purchase Plan (incorporated by reference to
                  Exhibit 10.21 to the Registrant's Registration
                  Statement on Form S-1 (File No. 333-55442), initially
                  filed with the Commission on February 12, 2001).
        5.1*      Opinion of Vinson & Elkins L.L.P.
        23.1*     Consent of KPMG LLP regarding United Surgical Partners
                  International, Inc.
        23.2*     Consent of KPMG LLP regarding OrthoLink Physicians
                  Corporation.
        23.3*     Consent of KPMG, chartered accountants, regarding Aspen
                  Healthcare Holdings Limited.
        23.4*     Consent of Ernst & Young LLP.
        23.5*     Consent of Arthur Andersen.
        23.6*     Consent of Vinson & Elkins L.L.P. (included in Exhibit 5.1 hereto).
        24.1*     Powers of Attorney (included in the signature pages hereto).
----------

*Filed herewith

ITEM 9.  UNDERTAKINGS.

         (a)      The Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                        (i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

                         (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

                         (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

         PROVIDED, HOWEVER, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on the 11th day of July, 2001.

                            UNITED SURGICAL PARTNERS INTERNATIONAL, INC.


                            By: /s/ Donald E. Steen
                               ------------------------------------------
                               Donald E. Steen
                               Chief Executive Officer and Chairman of the Board

         Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature appears below authorizes and appoints Donald E. Steen, William H. Wilcox, Mark A. Kopser and John J. Wellik and each of them his attorneys-in-fact to execute in the name of such person and to file any amendments to this Registration Statement necessary or advisable to enable the Registrant to comply with the Securities Act and any rules, regulations and requirements of the registration of the securities which are the subject of this Registration Statement, which amendments may make such changes in the Registration Statement as such attorneys-in-fact may deem appropriate.

             Signature                                Title                         Date
             ---------                                -----                         ----

     /s/ Donald E. Steen                   Chief Executive Officer and          July 11, 2001
-----------------------------------           Chairman of the Board
         Donald E. Steen                  (Principal Executive Officer)


     /s/ William H. Wilcox                   President and Director             July 11, 2001
-----------------------------------
        William H. Wilcox

      /s/ Mark A. Kopser                 Senior Vice President and Chief        July 11, 2001
-----------------------------------             Financial Officer
         Mark A. Kopser                   (Principal Financial Officer)

      /s/ John J. Wellik                   Vice President, Controller,          July 11, 2001
-----------------------------------     Compliance Officer and Secretary
         John J. Wellik                  (Principal Accounting Officer)

   /s/ David A. Alexander, Jr.                      Director                    July 11, 2001
-----------------------------------
  David A. Alexander, Jr., M.D.

       /s/ John C. Garrett                          Director                    July 11, 2001
-----------------------------------
      John C. Garrett, M.D.

      /s/ Carlos A. Ferrer                          Director                    July 11, 2001
-----------------------------------
        Carlos A. Ferrer

                                        S-1

             Signature                                Title                         Date
             ---------                                -----                         ----

      /s/ D. Scott Mackesy                          Director                    July 11, 2001
-----------------------------------
        D. Scott Mackesy

       /s/ Thomas L. Mills                          Director                    July 11, 2001
-----------------------------------
         Thomas L. Mills

      /s/ Boone Powell, Jr.                         Director                    July 11, 2001
-----------------------------------
         Boone Powell, Jr.

      /s/ Paul B. Queally                           Director                    July 11, 2001
-----------------------------------
         Paul B. Queally

       /s/ David P. Zarin                           Director                    July 11, 2001
-----------------------------------
      David P. Zarin, M.D.

                                INDEX TO EXHIBITS

        Exhibit
        Number    Description
        --------  -----------
         3.1.1    Second Amended and Restated Certificate of Incorporation of
                  the Registrant (incorporated by reference to Exhibit 3.1.1 to the Registrant's Registration Statement on Form S-1 (File No.
                  333-55442), initially filed with the Commission on February
                  12, 2001).
         3.1.2    Certificate of Designation of Series D Redeemable Preferred
                  Stock (incorporated by reference to Exhibit 3.1.2 to the
                  Registrant's Registration Statement on Form S-1 (File No.
                  333-55442), initially filed with the Commission on February
                  12, 2001).
         3.1.3    Certificate of Designation of Series A Junior Participating
                  Preferred Stock (incorporated by reference to Exhibit 99.2 to the Registrant's Current Report on Form 8-K, filed with the
                  Commission on June 14, 2001).
         3.2*     Amended and Restated Bylaws of the Registrant.
         4.1      Form of Common Stock Certificate (incorporated by reference to
                  Exhibit 4.1 to the Registrant's Registration Statement on Form
                  S-1 (File No. 333-55442), initially filed with the Commission on February 12, 2001).
         4.2      Rights Agreement, dated as of June 13, 2001, between the
                  Registrant and First Union National Bank (incorporated by
                  reference to Exhibit 99.1 to the Registrant's Current Report on Form 8-K, filed with the Commission on June 14, 2001).
         4.3      United Surgical Partners International, Inc. Stock Option and
                  Restricted Stock Purchase Plan (incorporated by reference to
                  Exhibit 10.19 to the Registrant's Registration Statement on
                  Form S-1 (File No. 333-55442), initially filed with the
                  Commission on February 12, 2001).
         4.4      United Surgical Partners International, Inc. 2001 Equity-Based
                  Compensation Plan (incorporated by reference to Exhibit 10.20 to the Registrant's Registration Statement on Form S-1 (File
                  No. 333-55442), initially filed with the Commission on
                  February 12, 2001).
         4.5      United Surgical Partners International, Inc. Employee Stock
                  Purchase Plan (incorporated by reference to Exhibit 10.21 to the Registrant's Registration Statement on Form S-1 (File No.
                  333-55442), initially filed with the Commission on February
                  12, 2001).
         5.1*     Opinion of Vinson & Elkins L.L.P.
        23.1*     Consent of KPMG LLP regarding United Surgical Partners
                  International, Inc.
        23.2*     Consent of KPMG LLP regarding OrthoLink Physicians
                  Corporation.
        23.3*     Consent of KPMG, chartered accountants, regarding Aspen
                  Healthcare Holdings Limited.
        23.4*     Consent of Ernst & Young LLP.
        23.5*     Consent of Arthur Andersen.
        23.6*     Consent of Vinson & Elkins L.L.P. (included in Exhibit 5.1 hereto).
        24.1*     Powers of Attorney (included in the signature pages hereto).

----------

*Filed herewith